UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2011, Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype Imaging”), Bitstream Inc., a Delaware corporation (“Bitstream”), and Birch Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Monotype Imaging (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Subsidiary will, subject to the satisfaction or waiver of the conditions therein, merge with and into Bitstream, the separate corporate existence of Merger Subsidiary shall cease and Bitstream shall be the surviving corporation of the merger (the “Merger”). Upon the consummation of the Merger, Bitstream will become a wholly-owned subsidiary of Monotype Imaging. As announced on November 10, 2011, Bitstream will distribute to its existing stockholders, prior to the effective time of the Merger, all of the shares of common stock of Marlborough Software Development Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Bitstream, which owns, controls and operates Bitstream’s Bolt and Pageflex businesses (the “Spin-Off”). The completion of the Spin-Off is a condition to the consummation of the Merger.

The aggregate purchase price to be paid by Monotype Imaging is $50,000,000, as may be adjusted up or down based on the net asset value of Bitstream as of the determination date set forth in the Merger Agreement (the “Merger Consideration”). Each Bitstream restricted stock award outstanding immediately prior to the consummation of the Merger will be accelerated in full, cancelled and converted into the right to receive the per share Merger Consideration. Each option to acquire Bitstream common stock outstanding immediately prior to the consummation of the Merger (as adjusted in connection with the Spin-Off) will be accelerated in full, cancelled and converted into the right to receive the per share Merger Consideration less the exercise price of such outstanding option.

The Merger is subject to Bitstream’s completion of the Spin-Off, Bitstream stockholder approval and other customary closing conditions.

The Merger Agreement contains certain termination rights for both Bitstream and Monotype Imaging and further provides that, upon termination of the Merger Agreement under certain circumstances, Bitstream will be obligated to pay Monotype Imaging a termination fee of $2,000,000 (the “Termination Fee”). In the event Bitstream fails to complete the Spin-Off, Bitstream will be obligated to pay Monotype Imaging $1,000,000. The Merger Agreement also provides that each party pays its own transaction expenses, except that if the Merger Agreement is terminated because the stockholders of Bitstream fail to approve the Merger, then Bitstream will be obligated to pay Monotype Imaging’s reasonable expenses.

In connection with the Merger, Monotype Imaging entered into voting agreements with each of the directors, certain officers of Bitstream, and certain stockholders of Bitstream that beneficially own in the aggregate approximately 44% of Bitstream’s common stock, pursuant to which they have agreed to vote their shares of Bitstream common stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Voting Agreements”).

The Merger Agreement and the form of the Voting Agreements have been filed as exhibits to this Form 8-K to provide information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about Monotype Imaging or Bitstream in Monotype Imaging’s or Bitstream’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the Voting Agreements are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Monotype Imaging and Bitstream. The representations and warranties in the Merger Agreement and the Voting Agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

The foregoing description of the Merger Agreement and the Voting Agreements does not purport to be complete, and is qualified in its entirety by reference to such agreements. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and a form of the Voting Agreements is filed as Exhibit 10.1 hereto, each of which is incorporated herein by reference.

Item 8.01	Other Events.

On November 10, 2011, Monotype Imaging issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Monotype Imaging and Bitstream including statements that involve risks and uncertainties concerning Monotype Imaging’s proposed acquisition of Bitstream. Actual events or results may differ materially from those described, expressed or implied in this filing due to a number of risks and uncertainties, many of which are beyond the control of Monotype Imaging or Bitstream. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Monotype Imaging or Bitstream may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that Monotype Imaging and Bitstream, respectively, file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Monotype Imaging’s and Bitstream’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Monotype Imaging or Bitstream. Monotype Imaging and Bitstream are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Additional Information about the Merger and Where to Find it

In connection with the transactions contemplated by the Merger Agreement, Bitstream will file a proxy statement with the SEC. Additionally, Monotype Imaging and Bitstream will file other relevant materials in connection with the proposed acquisition of Bitstream by Monotype Imaging pursuant to the terms of the Merger Agreement. The materials to be filed by Monotype Imaging and Bitstream with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Bitstream are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 10, 2011, among Bitstream Inc., Monotype Imaging Holdings Inc. and Birch Acquisition Corporation.*

10.1	Form of Voting Agreement and a schedule of signatories thereto.

99.1	Press Release, dated November 10, 2011, of Monotype Imaging Holdings Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monotype Imaging hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

Date: November 10, 2011	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer

EXHIBIT LIST

Exhibit

2.1	Agreement and Plan of Merger, dated as of November 10, 2011, among Bitstream Inc., Monotype Imaging Holdings Inc. and Birch Acquisition Corporation.*

10.1	Form of Voting Agreement and a schedule of signatories thereto.

99.1	Press Release, dated November 10, 2011, of Monotype Imaging Holdings Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monotype Imaging hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.